Exhibit 99.2

Artificial Intelligence-Driven Predictive Medical Diagnostics Company

Spectral MD Announces Closing of Business Combination

Company Renamed “Spectral AI, Ltd.” and Will Commence Trading on
Nasdaq Global Market Under the Symbol “MDAI” Effective September 12, 2023

Overview:

●	Spectral AI is the Only Publicly Listed, AI-Driven Predictive Medical Diagnostic Company Developing Technology that is Specifically Engineered to Provide Clinicians with an Objective and Immediate Assessment of a Wound’s Healing Potential

●	The Company is Building on $130+ Million to Date of U.S. Government Contracts Supporting the Development of Proprietary Wound Healing Assessment Technology for the Burn Indication and to Expand its AI Technology Platform into Diabetic Foot Ulcers and Multiple Other Clinical Indications

●	Company has Submitted its Response to U.S. Government’s Request for Proposal (RFP) for the Burn Wound Imaging Technology Contract that is Expected to be Awarded in 2023

●	U.S. Listing Expected to Advance Commercialization Initiatives

DALLAS, TX – September 11, 2023 -- Spectral AI, Inc. (Nasdaq: MDAI; MDAIW) (“Spectral AI” or the “Company”), an artificial intelligence (AI) company focused on medical diagnostics for faster and more accurate treatment decisions in wound care, announced today that it will commence trading on the Nasdaq Global Market on September 12, 2023 under the ticker “MDAI” following the closing of its previously announced business combination with Rosecliff Acquisition Corp I (“Rosecliff”).

Anchored by its internally developed DeepView® System, Spectral AI’s AI-based digital wound healing assessment in predictive medical diagnostics provides clinicians with an objective and immediate assessment of a wound’s healing potential. Spectral AI has received over $130 million of U.S. Government contracts, including under the U.S. federal mass casualty countermeasures program. The Company has used this funding to develop its burn indication and to expand into diabetic foot ulcers (“DFU”) and anticipated multiple other clinical indications.

“Spectral AI’s debut on the Nasdaq Global Market is a pivotal moment in our journey to address a large and growing unmet medical need in the area of AI-driven wound healing assessment,” said Wensheng Fan, CEO of Spectral AI. “We are making significant strides towards commercializing our DeepView System for burn and DFU - which includes planned FDA, CE Mark, and UKCA submissions beginning in 2023 - while managing a promising pipeline of potential new AI-based diagnostic applications. We believe that our Nasdaq listing will be of significant benefit to our pursuit of these objectives and are more confident than ever in our ability to deploy a technology that plays a pivotal role in transforming patient care and delivers measurable benefits across the healthcare system. We are leveraging MDAI’s profile to retain and attract a seasoned leadership team led by me and includes our Chief Operating Officer Niko Pagoulatos, Ph.D. and General Counsel Vincent Capone.”

“On behalf of the team at Rosecliff, I am thrilled to announce the closing of this transaction,” said Mike Murphy, CEO of Rosecliff and a newly appointed director of Spectral AI. “Wensheng and his team have created a disruptive, scalable, and difficult-to-duplicate AI-based approach to wound healing assessment with demonstrated efficacy. We are excited with the pace of development at Spectral AI and optimistic that the Company’s proprietary and predictive medical diagnostic technology will give rise to a suite of AI-platform indications that deliver value both across the healthcare continuum and to investors.”

AI-Driven DeepView System: Seeing What the Naked Eye Cannot

Spectral AI’s DeepView System integrates proprietary optical technology with AI-enabled algorithms to see deep below the skin surface to provide a healing potential assessment in seconds by clearly defining healing versus non-healing tissue invisible to the naked eye. DeepView’s output is specifically engineered to allow the physician to make a more accurate, timely and informed decision regarding next step treatment plan for a patient’s wounds.

Highlights

●	History of U.S. Government Support: To date, Spectral AI has received over $130 million of U.S. Government contracts for burn wound healing assessment, including under the U.S. federal mass casualty countermeasures program.

●	Potential Government Procurement Contract: The Company has responded to the RFP solicitation for a novel burn wound imaging technology contract from the U.S. Government which is expected to be awarded in 2023.

●	FDA Breakthrough Designation: The DeepView System received Breakthrough Device Status for its Burn Indication in 2017.

●	Large and Growing Markets: Initial target markets of burn wounds and DFU represent aggregate total addressable markets of ~$14.7 billion by 2028.

●	Commercialization Roadmap:

o	Additional FDA, CE (Conformite Europeenne), and UKCA (United Kingdom Conformity Assessment) regulatory submissions expected to commence in 2023 and continue through 2025 building on positive ongoing clinical studies. Spectral’s DeepView SnapShot System is UKCA marked for use in the United Kingdom.

o	Spectral AI has developed strategic partnerships with multiple clinical and academic partners in the United States and Europe, along with key external manufacturing and development relationships.

o	In August 2023, the Company received ISO 13485 certification for the manufacture and distribution of its DeepView System.

●	Significant Barriers to Entry: Spectral AI’s artificial intelligence models are trained and tested against a growing proprietary and clinically validated database of over 263 billion data points only available to DeepView users, developed over more than eight years of clinical studies across the U.S. and Europe. Spectral AI’s IP portfolio includes 20 issued US and international patents and 34 active US and international patent applications protecting its core current and anticipated future lines of business.

●	DeepView Expected to Deliver Systemwide Benefits: The DeepView System is intended to reduce healthcare costs, provide healthcare providers objective, standardized wound measurement and healing prediction, and reduce length of stay, while favorably impacting the patient care journey.

●	Applications: Initially targeting burn wounds, Spectral AI expanded its focus to DFU in 2020. The Company expects to leverage its DeepView platform to expand to multiple clinical indications, including 3D wound measurement (POC ready), Digital Guided Therapy, Venous Leg Ulcers, cosmetics, Critical Limb Ischemia, Amputation, Debridement, and others.

The Company’s Board of Directors and Strategic Advisory Board are comprised of healthcare and financial industry veterans, with specialties in AI, healthcare technology, population health management, value-based care, clinical care and patient outcomes, life sciences, research, audit and investing.

The transaction was approved at a General Meeting of the stockholders of Spectral MD Holdings, Ltd. (“Spectral MD”) on August 31, 2023 and a Special Meeting of Rosecliff’s stockholders on September 6, 2023. The Company’s warrants will also commence trading on September 12, 2023 under the symbol “MDAIW.”

Advisors

Reed Smith LLP served as a legal advisor to Spectral AI. Skadden, Arps, Slate, Meagher & Flom, LLP served as a legal advisor to Rosecliff. Cantor Fitzgerald, L.P. and BTIG, LLC served as Spectral AI’s capital markets advisors.

About Spectral AI

Spectral AI is a predictive AI company focused on medical diagnostics for faster and more accurate treatment decisions in wound care for burn, DFU, and future clinical applications. At Spectral AI, we are a dedicated team of forward-thinkers striving to revolutionize the management of wound care by “Seeing the Unknown”® with our DeepView® Wound Diagnostics System. The Company’s DeepView® platform is a predictive diagnostic device that offers clinicians an objective and immediate assessment of a wound’s healing potential prior to treatment or other medical intervention. With algorithm-driven results that have a goal of substantially exceeding the current standard of care in the future, Spectral MD’s diagnostic platform is expected to provide faster and more accurate treatment insight and improve patient care while reducing healthcare costs. For more information, visit the Company at: www.spectral-ai.com

Forward Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s strategy, plans, objectives, initiatives and financial outlook. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. As such, readers are cautioned not to place undue reliance on any forward-looking statements.

Investors should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s filings with the SEC, including the Registration Statement and the other documents filed by Rosecliff. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements.

Contact

Spectral AI, Ltd.

ir@spectral-ai.com

Christine Marks, VP of Marketing and Commercialization

marks@spectralmd.com

The Equity Group
Devin Sullivan	Conor Rodriguez
Managing Director	Analyst
dsullivan@equityny.com	crodriguez@equityny.com

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